UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 13, 2014
(Date of earliest event reported)

Callidus Software Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50463	77-0438629
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588
(Address of principal executive offices) (Zip Code)

(925) 251-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2014, Callidus Software Inc. (“Callidus”) entered into a Credit Agreement (“Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the lender party (“Lender”) thereto. Management intends to use the credit facility to manage working capital. Under the Credit Agreement, the Lender has agreed to make a revolving loan to the Company in an aggregate principal amount not to exceed $10.0 million, with an accordion feature that allows the Company to increase the maximum borrowing amount by not less than $5.0 million and not more than $10.0 million. The Credit Agreement also includes a $750,000 letter of credit sub-facility.

Outstanding borrowings under the Credit Agreement bear interest, at Callidus’ option, at a base rate plus an applicable margin that ranges between 0.75% and 2.25% depending on Callidus’ leverage ratio.  Callidus is also obligated to pay an annual commitment fee of 0.25% of the unused availability under the Credit Agreement. Callidus may prepay borrowings under the Credit Agreement at any time without premium or penalty. Any amounts outstanding under the Credit Agreement will be due by the maturity date under the Credit Agreement, which is May 13, 2019.

The Credit Agreement contains customary representations, warranties and covenants for a transaction of this nature, including, among other things, covenants relating to financial reporting and complying with specified leverage ratio and liquidity requirements.

Borrowings under the Credit Agreement are secured by a first priority lien on all of the Company’s accounts receivable, inventory, cash, deposit accounts, commodity accounts, certain assets related thereto and proceeds of the foregoing.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference hereunder.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Document
99.1	Credit Agreement by and among Wells Fargo Bank, National Association, as administrative agent, the lender that is a party thereto, and Callidus Software Inc., dated as of May 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.

Date: May 13, 2014	By:	/s/ Bob L. Corey
Bob L. Corey
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Credit Agreement by and among Wells Fargo Bank, National Association, as administrative agent, the lender that is a party thereto, and Callidus Software Inc., dated as of May 13, 2014.